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EXHIBIT 99A2
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EARNINGS NORMALIZATION SCHEDULE         U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                          Quarter Ended         Nine Months Ended
In millions, except       September 30,    %     September 30,   %
per share amounts          1996    1995  Change  1996    1995  Change
-------------------------------- ------- ------------- ------- ------
NORMALIZED INCOME:
Reported net income         $286    $287  (0.3)   $938    $895   4.8
Adjustments to normalize
 net income:
 Rural exchange sales         (1)    (21)(95.2)    (31)    (70)(55.7)
 Recapitalization costs       -        5    -       -        5    -
 Extraordinary item - net
  of tax                      -        5    -       -        5    -
 Cumulative effect of
  change in accounting
  principle-net of tax        -       -     -      (34)     -     -
 Current year impact of
  accounting change -
  net of tax                  (3)     -     -      (13)     -     -
                         ----------------      ----------------
Normalized income           $282    $276   2.2    $860    $835   3.0
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NORMALIZED EARNINGS PER
 COMMON SHARE:
Reported net income        $0.60   $0.61  (1.6)  $1.97   $1.90   3.7
Adjustments to normalize
 net income:
 Rural exchange sales        -     (0.04)   -    (0.06)  (0.14)(57.1)
 Recapitalization costs      -      0.01    -      -      0.01    -
 Extraordinary item - net
  of tax                     -      0.01    -      -      0.01    -
 Cumulative effect of
  change in accounting
  principle-net of tax       -       -      -    (0.07)    -      -
 Current year impact of
  accounting change -
  net of tax               (0.01)    -      -    (0.03)    -      -
                         ----------------      ----------------
Normalized earnings
 per common share          $0.59   $0.59    -    $1.81   $1.78   1.7
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